Exhibit 99.1

The Manitowoc Company Reports Third-Quarter 2023 Financial Results; Updates Full-Year 2023 Guidance; Announces $35 million Share Repurchase Program

Third-Quarter 2023 Highlights

•
Net sales of $520.9 million, up 14.6% year-over-year
•
Net income of $10.4 million, an increase of $8.1 million year-over-year
•
Adjusted EBITDA(1) of $33.3 million, margin percentage of 6.4%
•
Non-new machine sales of $154.7 million, up 21.2% year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported third-quarter net income of $10.4 million, or $0.29 per diluted share. Third-quarter adjusted net income(1) was $8.0 million, or $0.22 per diluted share.

Net sales increased 14.6% year-over-year to $520.9 million and were favorably impacted by $14.5 million from changes in foreign currency exchange rates. Non-new machine sales increased 21.2% year-over-year to $154.7 million. Adjusted EBITDA(1) was $33.3 million, an increase of $9.3 million or 38.8% from the prior year.

Orders were $531.2 million, a 12.5% increase from the prior year. Orders were favorably impacted by $13.5 million from changes in foreign currency exchange rates. Backlog increased $3.5 million to $1,028.1 million as of September 30, 2023 from $1,024.6 million as of June 30, 2023.

“Manitowoc’s third-quarter performance builds on the positive momentum from the first half of 2023. Based on these results, we are updating our full-year guidance,” commented Aaron H. Ravenscroft, President and Chief Executive Office of The Manitowoc Company, Inc.”

“Manitowoc is dedicated to serving the needs of our customers by investing in our CRANES+50 strategy as we grow our aftermarket offerings. We are executing strategies to support modernizing infrastructure, increasing clean energy, and building communities around the world,” added Ravenscroft.

Updated Full-Year 2023 Guidance:

•
Net sales - $2.175 billion to $2.225 billion
•
Adjusted EBITDA - $160 million to $180 million

Share Repurchase Program

On October 31, 2023, the Board of Directors authorized a new share repurchase program of up to $35 million of the Company’s common stock with no stated expiration, which replaces the authorization under the previous program. Under the program, shares may be repurchased in the open market at times and amounts determined by the Company based on its evaluation of market conditions, continued compliance with its debt covenants, and other factors. Manitowoc is not obligated to make any repurchases and may discontinue the program at any time.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its third-quarter 2023 earnings results on Thursday, November 2, 2023, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, will be available via webcast on the Manitowoc website at http://ir.manitowoc.com in the "Events & Presentations" section. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Headquartered in Milwaukee, Wisconsin, United States, Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, distributes, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1) Adjusted net income, adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
Macroeconomic conditions, including inflation, rising interest rates, recessionary concerns and distress in global credit markets, as well as ongoing global supply chain constraints, labor availability and cost pressures such as changes in raw material and commodity costs, and logistics constraints, have had, and may continue to have, a negative impact on Manitowoc’s business, financial condition, cash flows and results of operations (including future uncertain impacts);
•
actions of competitors;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
geopolitical events, including the ongoing conflict between Russia and Ukraine and in the Middle East, other political and economic conditions and risks and other geographic factors, has had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets;
•
changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
impairment of goodwill and/or intangible assets;
•
changes in revenues, margins and costs;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•
work stoppages, labor negotiations, labor rates and labor costs;
•
risks and factors detailed in Manitowoc's 2022 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$520.9	$454.7	$1,632.0	$1,410.9
Cost of sales	424.1	380.4	1,305.9	1,162.9
Gross profit	96.8	74.3	326.1	248.0
Operating costs and expenses:
Engineering, selling and administrative expenses	77.4	65.8	240.1	201.6
Amortization of intangible assets	0.7	0.8	2.4	2.4
Restructuring expense	0.7	0.1	1.0	0.5
Total operating costs and expenses	78.8	66.7	243.5	204.5
Operating income	18.0	7.6	82.6	43.5
Other expense:
Interest expense	(8.4)	(8.0)	(25.5)	(23.3)
Amortization of deferred financing fees	(0.3)	(0.3)	(1.0)	(1.0)
Other income (expense) - net	1.1	2.7	(10.0)	0.4
Total other expense	(7.6)	(5.6)	(36.5)	(23.9)
Income before income taxes	10.4	2.0	46.1	19.6
Benefit for income taxes	—	(0.3)	(1.0)	(0.9)
Net income	$10.4	$2.3	$47.1	$20.5

Per Share Data and Share Amounts:
Basic net income per common share	$0.30	$0.07	$1.34	$0.58

Diluted net income per common share	$0.29	$0.07	$1.31	$0.58

Weighted average shares outstanding - basic	35,080,037	35,181,262	35,095,211	35,199,221
Weighted average shares outstanding - diluted	35,787,704	35,374,194	35,836,672	35,470,301

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	September 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$40.0	$64.4
Accounts receivable, less allowances of $4.6 and $5.3, respectively	252.8	266.3
Inventories — net	719.9	611.9
Notes receivable — net	6.6	10.6
Other current assets	33.9	45.3
Total current assets	1,053.2	998.5

Property, plant and equipment — net	349.2	335.3
Operating lease right-of-use assets	46.1	45.2
Goodwill	78.4	80.1
Other intangible assets — net	123.5	126.7
Other non-current assets	41.8	29.7
Total assets	$1,692.2	$1,615.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$462.7	$446.4
Customer advances	24.3	21.9
Short-term borrowings and current portion of long-term debt	30.3	6.1
Product warranties	47.5	48.8
Other liabilities	23.7	24.6
Total current liabilities	588.5	547.8
Non-Current Liabilities:
Long-term debt	368.5	379.5
Operating lease liabilities	35.7	34.3
Deferred income taxes	4.9	4.9
Pension obligations	56.4	51.7
Postretirement health and other benefit obligations	7.8	8.2
Long-term deferred revenue	17.7	15.6
Other non-current liabilities	39.7	35.7
Total non-current liabilities	530.7	529.9
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,085,030 and 35,085,008 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	609.5	606.7
Accumulated other comprehensive loss	(120.9)	(107.9)
Retained earnings	151.4	104.3
Treasury stock, at cost (5,708,953 and 5,708,975 shares, respectively)	(67.4)	(65.7)
Total stockholders' equity	573.0	537.8
Total liabilities and stockholders' equity	$1,692.2	$1,615.5

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net income	$10.4	$2.3	$47.1	$20.5
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Depreciation	13.7	14.5	41.8	46.2
Amortization of intangible assets	0.7	0.8	2.4	2.4
Stock-based compensation expense	2.4	1.5	7.8	5.6
Amortization of deferred financing fees	0.3	0.3	1.0	1.0
Loss (gain) on sale of property, plant and equipment	0.2	0.2	—	(0.9)
Net unrealized foreign currency transaction losses (gains)	3.0	0.6	(0.7)	6.4
Income tax (benefit) expense from change in reserve of uncertain tax positions	0.2	—	0.2	(11.7)
Deferred income tax (benefit) expense	—	—	(14.0)	0.9
Loss on foreign currency translation adjustments	—	—	9.3	—
Other	—	—	—	0.9
Changes in operating assets and liabilities
Accounts receivable	18.6	9.9	11.5	10.7
Inventories	(6.9)	(26.9)	(114.3)	(136.1)
Notes receivable	1.9	3.7	5.8	7.1
Other assets	(5.7)	0.5	5.9	(0.6)
Accounts payable	(34.4)	(21.2)	(14.9)	39.8
Accrued expenses and other liabilities	21.9	7.6	34.3	7.3
Net cash provided by (used for) operating activities	26.3	(6.2)	23.2	(0.5)
Cash Flows from Investing Activities:
Capital expenditures	(23.6)	(15.0)	(59.9)	(31.8)
Proceeds from sale of property, plant and equipment	0.2	0.1	5.3	1.5
Acquisition of businesses	—	—	—	2.3
Net cash used for investing activities	(23.4)	(14.9)	(54.6)	(28.0)
Cash Flows from Financing Activities:
Proceeds from (payments on) revolving credit facility - net	(12.0)	24.0	—	4.0
Payments on revolving credit facility	—	—	(10.0)	—
Other debt - net	23.8	(1.7)	22.6	(4.0)
Debt issuance and other debt related costs	—	(0.1)	—	(1.9)
Exercise of stock options	—	—	0.3	0.1
Common stock repurchases	—	—	(5.5)	(1.9)
Net cash provided by (used for) financing activities	11.8	22.2	7.4	(3.7)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	(1.0)	(0.4)	(0.6)
Net increase (decrease) in cash and cash equivalents	14.1	0.1	(24.4)	(32.8)
Cash and cash equivalents at beginning of period	25.9	42.5	64.4	75.4
Cash and cash equivalents at end of period	$40.0	$42.6	$40.0	$42.6

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income plus the addback or subtraction of restructuring and other non-recurring items. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income and diluted net income per share to adjusted net income and Adjusted DEPS for the three and nine months ended September 30, 2023 and 2022 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended September 30,
	2023			2022
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$96.8	$—	$96.8	$74.3	$1.0	$75.3
Engineering, selling and administrative expenses (2)	(77.4)	0.2	(77.2)	(65.8)	—	(65.8)
Amortization of intangible assets	(0.7)	—	(0.7)	(0.8)	—	(0.8)
Restructuring expense (3)	(0.7)	0.7	—	(0.1)	0.1	—
Operating income	18.0	0.9	18.9	7.6	1.1	8.7
Interest expense	(8.4)	—	(8.4)	(8.0)	—	(8.0)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.3)	—	(0.3)
Other income - net	1.1	—	1.1	2.7	—	2.7
Income before income taxes	10.4	0.9	11.3	2.0	1.1	3.1
(Provision) benefit for income taxes (4)	—	(3.3)	(3.3)	0.3	—	0.3
Net income	$10.4	$(2.4)	$8.0	$2.3	$1.1	$3.4

Diluted weighted average common shares outstanding	35,787,704		35,787,704	35,374,194		35,374,194

Diluted net income per share	$0.29		$0.22	$0.07		$0.10

(1)
The adjustment in 2022 represents $1.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales.
(2)
The adjustment in 2023 represents $0.2 million of one-time costs.
(3)
Represents adjustments for restructuring expense.
(4)
The adjustment in 2023 represents the net income tax impact of items (2) and (3) and the removal of a $3.2 million benefit from the favorable settlement of a tax matter.

	Nine Months Ended September 30,
	2023			2022
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$326.1	$—	$326.1	$248.0	$3.3	$251.3
Engineering, selling and administrative expenses (2)	(240.1)	11.0	(229.1)	(201.6)	(4.3)	(205.9)
Amortization of intangible assets	(2.4)	—	(2.4)	(2.4)	—	(2.4)
Restructuring expense (3)	(1.0)	1.0	—	(0.5)	0.5	—
Operating income	82.6	12.0	94.6	43.5	(0.5)	43.0
Interest expense	(25.5)	—	(25.5)	(23.3)	—	(23.3)
Amortization of deferred financing fees	(1.0)	—	(1.0)	(1.0)	—	(1.0)
Other income (expense) - net (4)	(10.0)	9.3	(0.7)	0.4	0.5	0.9
Income before income taxes	46.1	21.3	67.4	19.6	—	19.6
(Provision) benefit for income taxes (5)	1.0	(17.3)	(16.3)	0.9	(8.7)	(7.8)
Net income	$47.1	$4.0	$51.1	$20.5	$(8.7)	$11.8

Diluted weighted average common shares outstanding	35,836,672		35,836,672	35,470,301		35,470,301

Diluted net income per share	$1.31		$1.43	$0.58		$0.33

(1)
The adjustment in 2022 represents $3.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales and $0.3 million of other one-time costs associated with the acquired business.
(2)
The adjustment in 2023 represents $10.8 million of costs associated with a legal matter with the U.S. EPA and $0.2 million of one-time costs. The adjustment in 2022 represents $4.8 million of income from the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $0.3 million of other one-time costs associated with the acquired business and $0.2 million of other one-time charges.
(3)
Represents adjustments for restructuring expense.
(4)
The adjustment in 2023 represents the write-off of $9.3 million of non-cash foreign currency translation adjustments from the curtailment of operations in Russia. The adjustment in 2022 represents a $0.5 million write-off of other debt related charges.
(5)
The adjustment in 2023 represents the net income tax impact of items (2), (3), and (4), the removal of a $13.9 million benefit from the release of a valuation allowance, and the removal of a $3.2 million benefit from the favorable settlement of a tax matter. The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), and (4), the $10.9 million removal of an income tax benefit related to the release of a U.S. Federal uncertain tax position, and establishment of a $1.0 million valuation allowance due to the Company's curtailment of operations in Russia.

Free Cash Flows

The Company defines free cash flows as net cash provided by (used for) operating activities less cash outflow from investment in capital expenditures. The reconciliation of net cash provided by (used for) operating activities to free cash flows for the three and nine months ended September 30, 2023 and 2022 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used for) operating activities	$26.3	$(6.2)	$23.2	$(0.5)
Capital expenditures	(23.6)	(15.0)	(59.9)	(31.8)
Free cash flows	$2.7	$(21.2)	$(36.7)	$(32.3)

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other expense, and certain other non-recurring items - net. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022 and trailing twelve months are summarized as follows. All dollar amounts are in millions.

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve
	2023	2022	2023	2022	Months
Net income (loss)	$10.4	$2.3	$47.1	$20.5	$(97.0)
Interest expense and amortization of deferred financing fees	8.7	8.3	26.5	24.3	35.2
Provision (benefit) for income taxes	—	(0.3)	(1.0)	(0.9)	3.3
Depreciation expense	13.7	14.5	41.8	46.2	56.2
Amortization of intangible assets	0.7	0.8	2.4	2.4	3.1
EBITDA	33.5	25.6	116.8	92.5	0.8
Restructuring expense	0.7	0.1	1.0	0.5	2.0
Asset impairment expense (1)	—	—	—	—	171.9
Other non-recurring items - net (2)	0.2	1.0	11.0	(1.0)	11.0
Other (income) expense - net (3)	(1.1)	(2.7)	10.0	(0.4)	4.6
Adjusted EBITDA	$33.3	$24.0	$138.8	$91.6	$190.3

Adjusted EBITDA margin percentage	6.4%	5.3%	8.5%	6.5%	8.4%

(1)
The adjustment for the trailing twelve months represents non-cash goodwill and indefinite-lived intangible asset impairment charges.
(2)
Other non-recurring items - net for the three months ended September 30, 2023 relate to $0.2 million of one-time costs. Other non-recurring items - net for the nine months ended and trailing twelve months ended September 30, 2023 relate to $10.8 million of costs associated with a legal matter with the U.S. EPA and $0.2 million of one-time costs. Other non-recurring items for the three months ended September 30, 2022 relate to $1.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales. Other non-recurring items - net for the nine months ended September 30, 2022 relate to $4.8 million of income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $3.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, $0.6 million of other one-time costs associated with the acquired business, and other one-time charges of $0.2 million.
(3)
Other (income) expense - net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with legal matters, and other items in the three, nine, and trailing twelve months ended September 30, 2023 and the three and nine months ended September 30, 2022. Other expense – net for the nine and trailing twelve months ended September 30, 2023 includes a $9.3 million write-off of non-cash foreign currency translation adjustments from the curtailment of operations in Russia.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805